                                                                 EXHIBIT 10.2






                 ===============================================

                        TERM LOAN AND SECURITY AGREEMENT


                 ===============================================


                             Back Bay Capital, LLC
                                   THE LENDER


                 ===============================================


                 ===============================================

                      FACTORY CARD OUTLET OF AMERICA, LTD.
                                  THE BORROWER

                 ===============================================







                                  ............

316169.5
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


                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS:

ARTICLE 2 - THE TERM LOAN:
   2-1.     Commitment To Make Term Loan                                . 14 .
            ----------------------------------------------------------
   2-2.     The Term Note                                               . 14 .
            ----------------------------------------------------------
   2-3.     Payment of Principal of the Term Loan                       . 14 .
            ----------------------------------------------------------
   2-4.     Interest.                                                   . 14 .
            ----------------------------------------------------------
   2-5.     Commitment Fee                                              . 15 .
            ----------------------------------------------------------
   2-6.     Anniversary Fee                                             . 16 .
            ----------------------------------------------------------
   2-7.     Collateral Monitoring Fee                                   . 16 .
            ----------------------------------------------------------
   2-8.     Lender's Discretion                                         . 16 .
            ----------------------------------------------------------

ARTICLE 3 - CONDITIONS PRECEDENT:
   3-1.     Corporate Due Diligence.                                    . 17 .
            ----------------------------------------------------------
   3-2.     Opinion.                                                    . 17 .
            ----------------------------------------------------------
   3-3.     Intercreditor Agreement.                                    . 17 .
            ----------------------------------------------------------
   3-4.     Warrants.                                                   . 17 .
            ----------------------------------------------------------
   3-5.     Additional Documents.                                       . 17 .
            ----------------------------------------------------------
   3-6.     Officers' Certificates.                                     . 17 .
            ----------------------------------------------------------
   3-7.     Representations and Warranties.                             . 17 .
            ----------------------------------------------------------
   3-8.     Amendment of Tranche A Loan.                                . 18 .
            ----------------------------------------------------------
   3-9.     All Fees and Expenses Paid.                                 . 18 .
            ----------------------------------------------------------
   3-10.    No Event of Default.                                        . 18 .
            ----------------------------------------------------------
   3-11.    No Adverse Change.                                          . 18 .
            ----------------------------------------------------------

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
   4-1.     Payment and Performance of Liabilities.                     . 18 .
            ----------------------------------------------------------
   4-2.     Due Organization - Corporate Authorization - No Conflicts.  . 18 .
            ----------------------------------------------------------
   4-3.     Trade Names.                                                . 19 .
            ----------------------------------------------------------
   4-4.     Infrastructure.                                             . 20 .
            ----------------------------------------------------------
   4-5.     Locations.                                                  . 20 .
            ----------------------------------------------------------
   4-6.     Title to Assets.                                            . 21 .
            ----------------------------------------------------------
   4-7.     Indebtedness                                                . 22 .
            ----------------------------------------------------------
   4-8.     Insurance Policies.                                         . 22 .
            ----------------------------------------------------------
   4-9.     Licenses                                                    . 23 .
            ----------------------------------------------------------
   4-10.    Leases.                                                     . 23 .
            ----------------------------------------------------------
   4-11.    Requirements of Law                                         . 24 .
            ----------------------------------------------------------
   4-12.    Maintain Properties                                         . 24 .
            ----------------------------------------------------------
   4-13.    Pay Taxes.                                                  . 24 .
            ----------------------------------------------------------
   4-14.    No Margin Stock.                                            . 26 .
            ----------------------------------------------------------
   4-15.    ERISA                                                       . 26 .
            ----------------------------------------------------------
   4-17.    Litigation                                                  . 27 .
            ----------------------------------------------------------
   4-18.    Dividends or Investments                                    . 27 .
            ----------------------------------------------------------
   4-19.    Loans                                                       . 27 .
            ----------------------------------------------------------
   4-20.    Protection of Assets                                        . 28 .
            ----------------------------------------------------------
   4-21.    Line of Business                                            . 28 .
            ----------------------------------------------------------
   4-22.    Affiliate Transactions                                      . 28 .
            ----------------------------------------------------------

                                    .ii.

   4-23.    Additional Assurances                                       . 28 .
            ----------------------------------------------------------
   4-24.    Adequacy of Disclosure                                      . 29 .
            ----------------------------------------------------------
   4-25.    Other Covenants                                             . 29 .
            ----------------------------------------------------------

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
   5-1.     Maintain Records                                            . 30 .
            ----------------------------------------------------------
   5-2.     Access to Records                                           . 30 .
            ----------------------------------------------------------
   5-3.     Immediate Notice to Lender                                  . 31 .
            ----------------------------------------------------------
   5-4.     Financial Reports Provided to Tranche A Agent               . 32 .
            ----------------------------------------------------------
   5-5.     Annual Reports                                              . 32 .
            ----------------------------------------------------------
   5-6.     Officers' Certificates                                      . 33 .
            ----------------------------------------------------------
   5-7.     Inventories, Appraisals, and Audits                         . 34 .
            ----------------------------------------------------------
   5-8.     Additional Financial Information                            . 35 .
            ----------------------------------------------------------
   5-9.     Coordination With Tranche A Agent                           . 36 .
            ----------------------------------------------------------
   5-10.    Financial Performance Covenants                             . 36 .
            ----------------------------------------------------------

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:
   6-1.     Use of Inventory Collateral                                 . 36 .
            ----------------------------------------------------------
   6-2.     Inventory Quality                                           . 37 .
            ----------------------------------------------------------
   6-3.     Adjustments and Allowances                                  . 37 .
            ----------------------------------------------------------
   6-4.     Validity of Accounts                                        . 37 .
            ----------------------------------------------------------
   6-5.     Notification to Account Debtors                             . 37 .
            ----------------------------------------------------------

ARTICLE 7 - GRANT OF SECURITY INTEREST:
   7-1.     Grant of Security Interest                                  . 37 .
            ----------------------------------------------------------
   7-2.     Extent and Duration of Security Interest                    . 38 .
            ----------------------------------------------------------

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:
   8-1.     Appointment as Attorney-In-Fact                             . 38 .
            ----------------------------------------------------------
   8-2.     No Obligation to Act                                        . 39 .
            ----------------------------------------------------------

ARTICLE 9 - EVENTS OF DEFAULT:
   9-1.     Failure to Pay Term Loan                                    . 40 .
            ----------------------------------------------------------
   9-2.     Failure To Make Other Payments                              . 40 .
            ----------------------------------------------------------
   9-3.     Failure to Perform Covenant or Liability (No Grace Period)  . 40 .
            ----------------------------------------------------------
   9-4.     Failure to Perform Covenant or Liability (Grace Period)     . 40 .
            ----------------------------------------------------------
   9-5.     Misrepresentation                                           . 40 .
            ----------------------------------------------------------
   9-6.     Acceleration of Other Debt. Breach of Lease                 . 40 .
            ----------------------------------------------------------
   9-7.     Default Under Other Agreements                              . 41 .
            ----------------------------------------------------------
   9-8.     Casualty Loss.                                              . 41 .
            ----------------------------------------------------------
   9-9.     Judgment.  Restraint of Business                            . 41 .
            ----------------------------------------------------------
   9-10.    Business Failure                                            . 41 .
            ----------------------------------------------------------
   9-11.    Bankruptcy                                                  . 42 .
            ----------------------------------------------------------
   9-12.    Indictment - Forfeiture                                     . 42 .
            ----------------------------------------------------------
   9-13.    Default by Guarantor, Parent, or Related Entity             . 42 .
            ----------------------------------------------------------
   9-14.    Termination of Guaranty                                     . 42 .
            ----------------------------------------------------------
   9-15.    Challenge to Loan Documents                                 . 42 .
            ----------------------------------------------------------
   9-16.    Change in Control.                                          . 43 .
            ----------------------------------------------------------


                                    .iii.

ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT:

   10-1.    Rights of Enforcement                                       . 43 .
            ----------------------------------------------------------
   10-2.    Sale of Collateral                                          . 44 .
            ----------------------------------------------------------
   10-3.    Occupation of Business Location                             . 44 .
            ----------------------------------------------------------
   10-4.    Grant of Nonexclusive License.                              . 45 .
            ----------------------------------------------------------
   10-5.    Assembly of Collateral                                      . 45 .
            ----------------------------------------------------------
   10-6.    Rights and Remedies                                         . 45 .
            ----------------------------------------------------------

ARTICLE 11 - NOTICES:
   11-1.    Notice Addresses                                            . 45 .
            ----------------------------------------------------------
   11-2.    Notice Given                                                . 46 .
            ----------------------------------------------------------

ARTICLE 12 - MATURITY OF THE TERM LOAN:
   12-1.    Maturity                                                    . 47 .
            ----------------------------------------------------------

ARTICLE 13 - GENERAL:
   13-1.    Payments                                                    . 47 .
            ----------------------------------------------------------
   13-2.    Protection of Collateral                                    . 47 .
            ----------------------------------------------------------
   13-3.    Successors, Assigns And Delegation of Authority.            . 48 .
            ----------------------------------------------------------
   13-4.    Severability                                                . 48 .
            ----------------------------------------------------------
   13-5.    Amendments.  Course of Dealing                              . 48 .
            ----------------------------------------------------------
   13-6.    Power of Attorney                                           . 49 .
            ----------------------------------------------------------
   13-7.    Application of Proceeds                                     . 49 .
            ----------------------------------------------------------
   13-8.    Lender's Costs and Expenses                                 . 49 .
            ----------------------------------------------------------
   13-9.    Copies and Facsimiles                                       . 50 .
            ----------------------------------------------------------
   13-10.   Massachusetts Law                                           . 50 .
            ----------------------------------------------------------
   13-11.   Consent to Jurisdiction                                     . 50 .
            ----------------------------------------------------------
   13-12.   Indemnification                                             . 51 .
            ----------------------------------------------------------
   13-13.   Rules of Construction.                                      . 51 .
            ----------------------------------------------------------
   13-14.   Intent                                                      . 53 .
            ----------------------------------------------------------
   13-15.   Right of Set-Off                                            . 53 .
            ----------------------------------------------------------
   13-16.   Maximum Interest Rate.                                      . 53 .
            ----------------------------------------------------------
   13-17.   Waivers.                                                    . 53 .
            ----------------------------------------------------------


                                    .iv.

                                     .v.

                                    EXHIBITS



               2-2       :     Term Note
               2-4(c)    :     PIK Note
               3-11      :     Certain Events
               3-4       :     Outline of Warrants
               4-2       :     Related Entities
               4-3       :     Trade Names
               4-4       :     Year 2000 Problem
               4-5       :     Locations, Leases, and Landlords
               4-6       :     Encumbrances
               4-7       :     Indebtedness
               4-8       :     Insurance Policies
               4-10      :     Capital Leases
               4-13      :     Taxes
               4-17      :     Litigation
               5-4       :     Borrowing Base Certificate
               5-10(a)   :     Financial Performance Covenants
               5-10(b)   :     Supplemental Financial Performance Covenants


                                    .vi.

================================================================================

TERM LOAN AND SECURITY AGREEMENT                          BACK BAY CAPITAL, LLC

================================================================================



                                                                   July 17, 1998



      THIS AGREEMENT is made between

         Back Bay Capital, LLC (the "LENDER"), a Delaware limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,


         and

         Factory Card Outlet of America, Ltd. (hereinafter, the "BORROWER"), an Illinois corporation with its principal executive offices at 2727 Diehl Road, Naperville, Illinois 60563 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                 WITNESSETH:

ARTICLE 1 - DEFINITIONS:

       As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

       "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.


       "ACCOUNT DEBTOR":Has the meaning given that term in the UCC.

       "AFFILIATE": With respect to any two Persons, a relationship in which (a) one holds, directly or


                                     .1.

            indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.


       "AGGREGATE INDEBTEDNESS COVENANT":Is defined on EXHIBIT 5-10(b), annexed hereto.

       "ANNIVERSARY FEE":Is defined in Section 2-6.

       "BANKRUPTCY CODE":Title 11, U.S.C., as amended from time to time.

       "BASELINE COVENANT":Is defined on EXHIBIT 5-10(a), annexed hereto.

       "BORROWER": Is defined in the Preamble.

       "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Chicago, Illinois, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.


      "BUSINESS PLAN": The Borrower's Business Plan provided, from time to time, to the Tranche A Agent as provided in the Tranche A Loan Agreement, provided, however, in the event of the termination of the Tranche A Loan Agreement, those provisions of the Tranche A Loan Agreement which require the Borrower's submission of a "Business Plan" shall be deemed, for purposes of this Agreement, to remain in full force and effect.


       "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

       "CHANGE IN CONTROL":  The occurrence of any of the following:

               (a) The acquisition, by any Person or by any group (within the meaning of Section 13(d)(3) of the Exchange Act) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) directly or indirectly of Fifty Percent


                                     .2.

            (50%) or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent, provided, however, a "Change in Control" shall not be deemed to have occurred by reason of such acquisition of Fifty Percent (50%) or more of such capital stock if such Person or group holds such voting power (in good faith and not for the purpose of circumventing the effect of Section 9-16) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Exchange Act, for one or more beneficial owners of such stock who do not, individually, or, in a group acting in concert, as a group, have the voting power specified in this clause.
               (b) More than half of the persons who were directors of the
            Parent (or of any parent of the Parent) on the first day of any period consisting of six (6) consecutive calendar months (the first of which six (6) month periods commencing with the first day of the month during which the within Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent (or such parent, as applicable).

       "CHATTEL PAPER": Has the meaning given that term in the UCC.

       "CLOSING": The delivery, to the Lender, by, or on behalf of the Borrower, at the offices of the Lender's counsel in Boston, Massachusetts, of those of the Loan Documents to be executed by or on behalf of the Borrower.

       "COLLATERAL":Is defined in Section 7-1.

       "COLLATERAL MONITORING FEE":Is defined in Section 2-7.

       "COMMITMENT FEE": Is defined in Section 2-5.


       "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrower and the Parent.

       "CONSOLIDATED CAPITAL EXPENDITURES": Cash payments for the purchase of assets or the incurrence of liabilities, the purchase or incurrence of which may be capitalized in accordance with GAAP.



                                     .3.

       "CONSOLIDATED EBITDA": The Borrower's Consolidated earnings (excluding any non-cash restructuring charges, non-cash write-offs or write-downs of capital assets) before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

       "CONSOLIDATED FIXED CHARGES": Cash payments for Consolidated Capital
            Expenditures and income taxes.

       "CONSOLIDATED FIXED CHARGE RATIO": The following, for the period being calculated:
               (Consolidated EBITDA minus Consolidated Fixed Charges)
            (Cash payments of principal of all funded debt other than the Revolving Credit plus cash payments of interest on all funded debt plus cash payments on Capital Leases)

       "CONSOLIDATED NET INCOME": The Borrower's net income, as determined in accordance with GAAP, provided, however, in the event of a Material Accounting Change, "Consolidated Net Income" shall be determined as if such Material Accounting Change had not taken effect.

       "COSTS OF COLLECTION" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). Following the occurrence of any Event of Default, "Costs of Collection" also includes all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by each Participant's attorneys (including, for such purpose, the reasonably allocated cost of a Participant's in-house counsel), and all reasonable costs incurred by each Lender in connection with efforts to preserve, protect, collect, or enforce


                                     .4.

            the Collateral, the Liabilities, and/or the Lender's Rights and Remedies. The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.


       "DOCUMENTS":Has the meaning given that term in the UCC.

       "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

       "EMPLOYEE BENEFIT PLAN":As defined in ERISA.

       "ENCUMBRANCE": Each of the following:
                 (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.
                 (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

      "ENVIRONMENTAL LAWS": All of the following:
                 (a) Any and all federal, state, local or municipal laws,
            rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.
                 (b) The common law relating to damage to Persons or property from Hazardous Materials.

      "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds,


                                     .5.

            store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

      "ERISA": The Employee Retirement Security Act of 1974, as amended.

      "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      "EVENTS OF DEFAULT": Is defined in Article 9. Each reference herein to an
           "Event of Default" is to an Event of Default not then duly waived by the Lender in the manner prescribed in Section 13-5(b). In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection incurred by any Participant prior to such waiver).


       "EXCHANGE ACT":The Securities Exchange Act of 1934, as amended.

       "FIXTURES": Has the meaning given that term in the UCC.

       "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-10 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

       "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and


                                     .6.

            abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

       "GOODS": Has the meaning given that term in the UCC.

       "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

       "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                (a) In respect of money borrowed (including any indebtedness which is


                                     .7.

            non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

               (b) In connection with any letter of credit or acceptance
            transaction (including, without limitation, the undrawn face amount of all undrawn letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

               (c) In connection with the sale or discount of accounts
            receivable or chattel paper of such Person.

               (d) On account of deposits or advances.

               (e) As lessee under Capital Leases.

            "Indebtedness" also includes:
                       (x) Indebtedness of others secured by an Encumbrance on
                  any asset of such Person, whether or not such Indebtedness is assumed by such Person.
                       (y) Any guaranty, endorsement, suretyship or other
                  undertaking pursuant to which that Person may be liable on account of any obligation of any third party.
                       (z) The Indebtedness of a partnership or joint venture
                  in which such Person is a general partner or joint venturer.



       "INDEMNIFIED PERSON":Is defined in Section 13-12.

       "INSTRUMENTS": Has the meaning given that term in the UCC.

       "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

       "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.



                                     .8.

       "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

       "LEASEHOLD INTEREST":Any interest of the Borrower as lessee under any Lease.

       "LENDER":Is defined in the Preamble to the within Agreement.

       "LENDER'S RIGHTS AND REMEDIES": Is defined in Section 10-6.

       "LIABILITIES" (in the singular, "LIABILITY") includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                 (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender under this Agreement or any of the Loan Documents, each of every kind, nature, and description.

                 (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender under this Agreement or any of the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Lender ), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                 (c) The Term Note, any PIK Note, and all  notes and other
            obligations of the Borrower under the Loan Documents which are now or hereafter assigned to or held by the Lender , each of every kind, nature, and description.

                 (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower under this Agreement or any of the Loan Documents, and/or which may be due from the Borrower to the Lender from time to time under this Agreement or any of the Loan Documents.

                 (e) All costs and expenses incurred or paid by the Lender in respect of under this Agreement or any of the Loan Documents and all costs and expenses of each Lender which the Borrower, pursuant to Section 13-8(b), is obligated to pay (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).


                                     .9.

                 (f) Any and all covenants of the Borrower to or with the
            Lender under this Agreement or any of the Loan Documents, and any and all obligations of the Borrower to act or to refrain from acting in accordance with under this Agreement or any of the Loan Documents.

       "LOAN DOCUMENTS": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, as each may be amended from time to time. (The "Loan Documents" do not include any Tranche A Loan Documents).

       "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of the within Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-10 where such a breach would not have occurred if such change had not taken place or visa versa.

       "MATURITY DATE":The earliest of (a) December 31, 1999.; or (b)the occurrence of any "Termination Date" within the meaning of the Tranche A Loan Agreement; or (c) the occurrence of any event described in Section 9-11, below; or (d) the Lender's notice to the Borrower setting the Maturity Date on account of the occurrence of any Event of Default other than as described in Section 9-11, below.

       "PARENT":Factory Card Outlet Corp., a Delaware corporation. (The Parent is a guarantor of


                                    .10.

     the Liabilities).

"PARTICIPANT":Is defined in Section 13-15, hereof.

"PERMITTED DISTRIBUTIONS":   (a) Cash dividends to the Parent, not to exceed
     the following:

                (i) The Parent's administrative and other expenses, paid by the Parent, consistent with practices of prior to January 15, 1998.

                (ii) The actual cost to acquire capital stock of the Parent for use in fulfillment of an employee stock purchase plan which is included as a component of an Employee Benefit Plan.

                  (b) Internal transfers to the Parent, consistent with practices of prior to January 15, 1998.

"PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in Section
     4-6(a) hereof.

"PERMITTED EQUITY INJECTION" refers to (a) the issuance of capital stock or (b) the incurrance of indebtedness on terms which are reasonably satisfactory to the Tranche A Agent which indebtedness is subordinated to the Borrower's obligations under the Tranche A Loan on terms which are reasonably satisfactory to the Tranche A Agent.

"PERMITTED INVESTMENT": An investment which fulfills any of the following numbered criteria, which investment is made solely through BankBoston N.A. (or other securities intermediary (within the meaning of the UCC) which has executed a "control agreement" (so-called) in favor of the Tranche A Agent and the Lender) and maintained on the books and records of said bank or such securities intermediary as (x)(i) owned by the Borrower and (ii) subject to a perfected first security interest therein in favor of the Tranche A Agent and the Lender or (y) held by the Tranche A Agent as pledgee of the Borrower and as bailee for the Lender:

                (1) Debt entitled to the full faith and credit of the United States with maturities not to exceed ninety-one (91) days.

                (2) Banker's Acceptances, "Repo's", or Certificates of Deposit entitled to the full faith and credit of BankBoston, N.A. or other bank whose credit rating, as assigned by a national recognized credit rating service, is equal to, or higher than, that of BankBoston, N.A.


                                    .11.

                       (3) Commercial Paper rated A-1/P-1.

                       (4) Money market funds (so-called) whose investments are
                  limited to those investments described in (1) through and including (3) of this Definition.


       "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

       "PIK NOTE":  Defined in Section 2-4(c).

       "PIK RATE":  Defined in Section 2-4(c).

       "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in Section 7-1 hereof.

       "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

       "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

       "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

                         (b) Any Affiliate.

       "REQUIREMENT OF LAW": As to any Person:

                 (a)(i) All statutes, rules, regulations, orders, or other
            requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar


                                    .12.

            rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.
                 (b) That Person's charter, certificate of incorporation,
            articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

       "TERM NOTE":  Is defined in Section 2-2.

       "TERM LOAN":  Is defined in Section 2-6.

       "TRANCHE A AGENT": BankBoston Retail Finance Inc., a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts as Agent for the ratable benefit of the lenders under the Tranche A Loan Agreement, as amended from time to time.

       "TRANCHE A LOAN": The revolving credit facility, originally established as of January 30, 1998, with the Tranche A Agent.

       "TRANCHE A LOAN AGREEMENT": The Loan and Security Agreement, dated as of
            January 30, 1998, between the Borrower and the Tranche A Agent, as amended from time to time.

       "TRANCHE A LOAN DOCUMENTS": Those instruments and documents which evidence, govern, and control the Tranche A Loan.

       "SEC": The Securities and Exchange Commission.

       "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

       "YEAR 2000 PROBLEM": The risk that a computer application which is material to the operation of the Borrower is unlikely to recognize certain dates or properly perform date sensitive functions involving dates prior to and after December 31, 1999.


                                     .13.

ARTICLE 2- THE TERM LOAN:

     2-1. Commitment To Make Term Loan. Subject to satisfaction of the Conditions Precedent (Article 3) on or before July 31, 1998 (or the due waiver (in accordance with Section 13-5(b)) of one or more of such Conditions Precedent by the Lender), the Borrower shall borrow from the Lender and the Lender shall lend to the Borrower the sum of $10,000,000.00 (the "TERM LOAN"), repayable with interest as provided herein. The Term Loan shall be made by transfer to the Tranche A Agent for application against the then unpaid principal balance of the Tranche A Loan.

     2-2. The Term Note. The obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a note (the "TERM NOTE") in the form of EXHIBIT 2-2, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Term Note shall be required, however, to establish or prove any Liability. In the event that the Term Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

     2-3. Payment of Principal of the Term Loan.

          (a) The Borrower may repay all or any portion of the principal balance of the Term Loan from time to time until the Maturity Date. Amounts which are so prepaid may not be reborrowed.

          (b) The Borrower, without notice or demand from the Lender, shall repay the Tranche A Lender that amount, from time to time, which is necessary so that the Borrower is in compliance with the BaseLine Covenant .

          (c) On the Maturity Date, the Borrower shall repay the then entire unpaid balance of the Term Loan and all other Liabilities not otherwise duly waived.

     2-4. Interest.

          (a) The unpaid principal balance of the Term Loan shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), fixed at 14.5% per annum, payable as follow:

          (b) Interest on the unpaid principal balance of the Term loan, at 12.0% per annum shall be payable monthly in arrears, on the first day of each month, and on the Maturity Date.

          (c) Interest on the unpaid principal balance of the Term loan, at 2.5% per annum (the "PIK RATE") , shall be evidenced by a series of Notes (each, a "PIK NOTE"), each substantially in the form of EXHIBIT2-4(C), annexed hereto.

               (i) A PIK Note shall be prepared and dated by the Lender as of the last


                                    .14.

      day of each of the Borrower's fiscal quarters, for accrued interest, at the PIK Rate, since the date (if any) of the then most recent PIK Note; shall be presented to the Borrower; and in the absence of manifest error, shall be accepted by the Borrower and returned to the Lender within five
      (5) Business Days of when so presented. Each PIK Note shall mature on the Maturity Date, on which date (unless waived in accordance with Section 2-4(c)(iv)) the then unpaid principal balance of the PIK Note, and all accrued interest at the PIK Rate which has not then been added to the unpaid principal balance of the PIK Note, shall be due and payable.

           (ii) The unpaid principal balance of each PIK Note shall bear interest (computed on a 360 day year and actual days elapsed) at the rate of 12.5% per annum, which interest shall be compounded quarterly and added to the then unpaid principal balance of such PIK Note as of the first day of each fiscal quarter thereafter.

           (iii) Neither the original nor a copy of any PIK Note shall be required, however, to establish or prove any Liability on account of interest at the PIK Rate. In the event that any PIK Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

           (iv) The Borrower's obligations under all PIK Notes, including each PIK Note's unpaid principal balance and accrued interest which has not then been added to the unpaid principal balance of a PIK Note, shall be waived by the Lender in the event that on or prior to January 31, 1999, the Term Loan, and all and any other amounts then payable hereunder (other than interest at the PIK Rate) have been paid in full by the Borrower (as distinguished from payment by reason of the application of the proceeds of Collateral following the Lender's exercise of its rights upon the occurrence of an Event of Default).

         (d) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default),

               (i) the then unpaid principal balance of the Term Loan shall bear interest, at the Lender's option, at 16.5% per annum; and

               (ii) the then unpaid principal balance of each PIK Note shall bear interest, at the Lender's option, at 14.5% per annum

     2-5. Commitment Fee.

       (a) As compensation for the Lender's having made the Term Loan, the Lender has earned the "COMMITMENT FEE" (so referred to herein) of $350,000.00.

       (b)  The Commitment Fee shall be paid as follows:

               (i) $175,000.00 has been paid prior to the execution of this Agreement.

               (ii) $175,000.00 shall be paid immediately following the making of the Term

                                    .15.

      Loan.

     2-6. Anniversary Fee. Unless, prior to July 1, 1999, the Term Loan, and all and any other amounts then payable hereunder have been paid in full by the Borrower (as distinguished from payment by reason of the application of the proceeds of Collateral following the Lender's exercise of its rights upon the occurrence of an Event of Default), the Lender shall have earned, and the Borrower shall pay on that date, the "ANNIVERSARY FEE" (so referred to herein) of $200,000.00.

     2-7. Collateral Monitoring Fee. As compensation for its monitoring the Borrower's compliance with this Agreement, the Lender shall be paid a "COLLATERAL MONITORING FEE" (so referred to herein) of $3,000.00, on the first day of any month on which there is an unpaid principal balance of the Term Loan.

     2-8. Lender's Discretion.

     (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Person's exercise of its commercially reasonable judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Lender, taking into account information of which that Person then has actual knowledge, believes:

           (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

           (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.

           (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

           (iv) Constitutes an Event of Default.

     (b) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrower's.

ARTICLE 3 - CONDITIONS PRECEDENT:

     As a condition to the effectiveness of this Agreement and the making of the Term Loan, each of the documents respectively described in Sections 3-1 through and including 3-6, (each in form and


                                    .16.

substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-7 through and including 3-11, shall have been satisfied:

     3-1. Corporate Due Diligence.

         (a) A Certificate of corporate good standing issued by the Secretary of State of Illinois.

         (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the Borrower is qualified to do business.

         (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     3-2. Opinion. An opinion of counsel to the Borrower in form and substance satisfactory to the Lender.

     3-3. Intercreditor Agreement. An Intercreditor Agreement with the Tranche A Agent in form and substance satisfactory to the Lender.

     3-4. Warrants. There shall have been issued to those Persons designated by the Lender, Warrants to purchase the common stock of the Parent as outlined on
EXHIBIT 3-4, annexed hereto.

     3-5. Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

     3-6. Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     3-7. Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of


                                    .17.

the date as of which such representation or warranty was made.

     3-8. Amendment of Tranche A Loan. The amendment of the Tranche A Loan as contemplated by the letter agreement, dated on or about July 2, 1998, between the Tranche A Agent and the Borrower (or the amendment of the Tranche A Loan contemporaneous with the closing on the Term Loan).

     3-9. All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Term Loan and all out of pocket costs and expenses incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Lender) shall have been paid.

     3-10. No Event of Default. No Event of Default shall have occurred.

     3-11. No Adverse Change. Except as described on EXHIBIT 3-11, annexed hereto, no event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at the end of the Borrower's fiscal May, 1998.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts or at the Closing. Under no circumstances will the within Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

     To induce the Lender to make the Term Loan, the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

     4-1. Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

     4-2. Due Organization- Corporate Authorization - No Conflicts.

         (a) The Borrower presently is and shall hereafter remain in good standing as an Illinois corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's


                                    .18.

business, such qualification is necessary.

            (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. The Parent is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification is necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

            (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

            (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

            (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                    (i) Have been duly authorized by all necessary corporate action.

                    (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                    (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

               (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.


     4-3.  Trade Names.

               (a) EXHIBIT 4-3, annexed hereto, is a listing of:

               (i) All names under which the Borrower ever conducted its business.

               (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

               (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.

                                     .19.

     4-4. Infrastructure.

         (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described in the Business Plan.

         (b) The Borrower's Year 2000 Problem is described on EXHIBIT 4-4, annexed hereto. The Borrower will cure its Year 2000 Problem by no later than August 31, 1999.

         (c) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

         (d) The conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

     4-5. Locations.

         (a) At the execution of this Agreement, the Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained only at the Borrower's chief executive offices at

           (i) 2727 Diehl Road, Naperville, Illinois 60563; and

           (ii) those locations which are listed on EXHIBIT 4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords.

       (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 or those stores opened as permitted by Section 4-5(d), except to:

           (i) accomplish sales of Inventory in the ordinary course of business; or

           (ii) move Inventory from one such location to another such location;
      or

           (iii) store and transport the Collateral to and from such locations and utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).


                                    .20.

         (c)  The Borrower will not:

               (i) Alter, modify, or amend any Lease without prior written notice to the Lender.

               (ii) Commit to, or open any Store other than as permitted by
      Section 4-5(d).

               (iii) Close or permit to "go dark" an aggregate of more than 15 Stores in any 12 month period.

         (d) The Borrower may open up to fifteen (15) new Stores during the period July 1, 1998 and ending with the end of the Borrower's fiscal year in January, 1999, provided that, in each instance, each of the following conditions has been or is then satisfied:

               (i) The additional Store is contemplated by the Business Plan.

               (ii) The Borrower is in compliance with Section 4-23 of the within Agreement (which Section 4-23 provides, among other things, that the Borrower shall not be the owner of, nor have any interest in, any property or asset which is not, immediately upon such acquisition, subject to a perfected security interest in favor of the Lender) and shall have executed such additional financing statements, on account of the subject new location, as may then be required by the Lender.

               (iii) The Borrower's performance to date is substantially congruent with the Business Plan.

               (iv) If the Store is located in Virginia, Pennsylvania, or Washington (or such other states as to which the Lender, in its discretion determines, as appropriate), the Borrower will use its best efforts to provide the Lender with a Landlord's Waiver (in form reasonably satisfactory to the Lender) duly executed by the landlord for that new Store.

               (v) No Event of Default has occurred and none will occur by reason of the Borrower's so becoming obligated.

         (e) Except as otherwise disclosed pursuant to, or permitted by, this
Section 4-5, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

     4-6. Title to Assets.

       (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                    (i)   Encumbrances in favor of the Lender.

                    (ii) Those Encumbrances (if any) listed on EXHIBIT 4-6, annexed hereto.

                    (iii) Purchase money security interests in Equipment to secure Indebtedness


                                    .21.

otherwise permitted hereby.

         (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

         (c) The Borrower shall not acquire any Equipment, the acquisition of which Equipment is otherwise permitted by the within Agreement, in which Equipment any third party has an interest, except for:

               (i) Equipment which is merely incidental to the conduct of the Borrower's business.

               (ii) Equipment acquired pursuant to the Term Lease Master Agreement dated as of October 28, 1996 between the Borrower and IBM Credit Corporation, as supplemented through the date of this Agreement.

               (iii) Equipment, the acquisition of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.


     4-7.  Indebtedness.

         (a) The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

               (i)   Any Indebtedness to the Lender.

               (ii) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto.

               (iii) Indebtedness otherwise associated with the acquisition of Equipment, provided, however, the maximum aggregate amount of such Indebtedness permitted by this Section 4-7(a)(iii) to be outstanding at any one time shall not exceed Fifteen Million Dollars ($15,000,000.00) (Compliance with this Section 4-7(a)(iii) shall be based on Indebtedness, incurred on or after the date of this Agreement, which is associated with the acquisition of Equipment).

         (b) The Borrower shall not amend any of the Tranche A Loan Documents, except upon the prior written consent of the Lender in each instance.

         4-8. Insurance Policies.

         (a) EXHIBIT 4-8, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

         (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as


                                    .22.

may be reasonably satisfactory to the Lender.  The coverage reflected on
EXHIBIT 4-8 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Thirty (30) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

     (c) The Borrower shall advise the Lender of each claim in excess of $50,000.00 made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower (but subject to any prior right of the Tranche A Agent) to conduct the adjustment of each such claim (and of all claims following the occurrence of any Event of Default). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and (subject to any prior right of the Tranche A Lender) to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender . The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

     4-9. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party and which is necessary for the operation of the Borrower's business, as determined by the Borrower in the exercise of the Borrower's best business judgment, is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

     4-10. Leases.

         (a As of the date of this Agreement, each of the Leases of the locations identified on


                                    .23.

EXHIBIT 4-5 and Capital Leases identified on EXHIBIT 4-7 is in full force and effect. As of the date of this Agreement, no party to any Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease.

            (b The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     4-11. Requirements of Law. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     4-12. Maintain Properties. The Borrower shall:

            (a Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b   Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c   Not use any of the Collateral in violation of any policy of insurance thereon.

            (d   Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

               (i The sale of Inventory in the ordinary course and conduct of the Borrower's business as conducted on July 1, 1998.

               (ii The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary, in the reasonable business judgment of the Borrower, to preserve or improve the operating efficiency of the Borrower.

               (iii The turning over to the Tranche A Agent of all Receipts as provided in the Tranche A Loan Agreement.

     4-13. Pay Taxes.

         (a The Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrower's federal income tax returns for all tax years through and including the Borrower's taxable year referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. As of the date of this Agreement, no agreement exists


                                    .24.

which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. As of the date of this Agreement, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

            (b The Borrower has received written notice from the respective state and local taxing authorities to which the Borrower is subject that such authorities have completed their respective examination of the Borrower's returns for all state and local income, excise, sales, and other taxes for which the Borrower is liable for the respective tax years referenced on EXHIBIT 4-13, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. As of the date of this Agreement, no agreement exists which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. As of the date of this Agreement, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

            (c Except as disclosed on said EXHIBIT 4-13, as of the date of this Agreement, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.

            (d The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file, provided, however, nothing contained in this Section 4-13(d) shall require the Borrower to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the Borrower is contesting the validity thereof in good faith by appropriate proceedings and both: (x) has set aside on the Borrower's books adequate reserves with respect thereto as required by GAAP and (y) no lien is filed with respect to such tax, assessment, charge, levy or claim.

            (e At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the


                                    .25.

Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     4-14. No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G,U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.


     4-15. ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

            (a     Violate or fail to be in compliance in all material respects with the Borrower's Employee Benefit Plan.

            (b     Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c     Engage in any "prohibited transactions" or "reportable
events" (respectively as described in ERISA).

            (d Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

            (e Accumulate any material funding deficiency within the meaning of ERISA.

            (f Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

            (g Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

     4-16.  Hazardous Materials.

            (a     As of the date of this Agreement, the Borrower has never:

               (i     been legally responsible for any release or threat of
release of any Hazardous Material; or

               (ii received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of



                                    .26.

release of any Hazardous Material from any such site or vessel.

            (b The Borrower shall:

               (i dispose of any Hazardous Material only in compliance with all Environmental Laws; and

               (ii not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

            (c The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     4-17. Litigation. Except as described in EXHIBIT 4-17, annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

     4-18. Dividends or Investments. The Borrower shall not:

            (a Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock other than cash dividends to the Parent for Permitted Distributions.

            (b Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

            (c Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than Permitted Investments.

            (d   Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

            (e   Consolidate any of the Borrower's operations with those of any other corporation or other entity.

            (f   Organize or create any Related Entity.

            (g Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

     4-19. Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

            (a   Advance payments made to the Borrower's suppliers in the
ordinary course.


                                    .27.

            (b   Advances to the Borrower's officers, employees, and
salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

     4-20. Protection of Assets. The Lender, in the Lender's discretion, with prior written notice to the Borrower, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

     4-21. Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged.

     4-22. Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity other than Permitted Distributions, except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall

            (a be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

            (b not differ from that which would have been charged in an arms length transaction.

     4-23.  Additional Assurances.

            (a The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will be not be subject to a perfected security interest or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

            (b The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).



                                    .28.

            (c The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

            (d The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

            (e A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this
Section 4-23 shall be sufficient for filing to perfect the security interests granted herein.

     4-24. Adequacy of Disclosure.

            (a All financial statements furnished to the Lender by or on behalf of the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate which has not been disclosed in writing to the Lender prior to the exectuion of the within Agreement.

            (b The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements or other written information furnished to the Lender prior to the execution of the within Agreement.

            (c No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of the within Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

     4-25. Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

                                    .29.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

     5-1. Maintain Records. The Borrower shall:

            (a At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

            (b Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

            (e    Not change the Borrower's fiscal year.

     5-2.  Access to Records

            (a The Borrower shall accord the Lender and the Lender's representatives with access from time to time, on reasonable notice and during the Borrower's normal business hours, as the Lender and such representatives reasonably may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time, on reasonable notice and during the Borrower's normal business hours, as the Lender and such representatives reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.`

            (b The Borrower hereby authorizes the Lender and the Lender's representatives to:

                                    .30.

           (i Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

           (ii Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

     5-3. Immediate Notice to Lender.

            (a The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

               (i Any change in the Borrower's officers.

               (ii The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

               (iii Any failure of the Borrower to make payment to any creditor, which payment, when aggregated with all other payments claimed by that creditor to be due to that creditor, aggregates more than $250,000.00 prior to such amount's becoming more than the following number of days past customary payment dates of such creditor (other than the failure to make such payment on account of a bona fide good faith dispute with the subject creditor): (x) if prior to October 1, 1998, sixty (60) days; (y) if after October 1, 1998, thirty (30) days.

               (iv Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Fifteen (15) days following the day on which such rent first came due.

               (v Any material change in the business, operations, or financial affairs of the Borrower.

               (vi The occurrence of any "Suspension Event" (within the meaning of the Tranche A Loan Agreement) or of any Event of Default.

               (vii Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

               (viii Any litigation which, if determined adversely to the Borrower, is likely to have a material adverse effect on the financial condition of the Borrower.


                                    .31.

     (b The Borrower shall:

               (i   Provide the Lender, when so distributed, with copies of any materials distributed to
                                                      the shareholders of the
                                                      Borrower (qua such
                                                      shareholders).

               (ii  Provide the Lender:

                         (A When filed, copies of all filings, by the Parent, with the SEC.

                         (B When received by the Parent, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

               (iii Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

               (iv At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

               (v Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

     5-4. Financial Reports Provided to Tranche A Agent. The Borrower shall provide the Lender, when provided to the Tranche A Agent, those daily, weekly, monthly, and quarterly financial statements and reports required, under the Tranche A Loan Agreement, it being understood that

            (a Unless and until the Lender gives notice to the Borrower to provide such statements and reports directly to the Lender, the Borrower's furnishing of such statements and reports to the Tranche A Agent shall satisfy the requirements of this Section 5-4.

            (b In the event of the termination of the Tranche A Loan Agreement, the requirements included therein for the furnishing of daily, weekly, monthly, and quarterly financial statements and reports shall be deemed, for purposes of this Section 5-4, to remain in full force and effect until the Term Loan, and all and any other amounts payable hereunder have been paid in full by the Borrower.

     5-5. Annual Reports.

            (a Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Parent's Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such

                                    .32.

accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

            (b No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

               (i Such annual financial statement will be delivered by the Borrower to the Lender.

               (ii It is the primary intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

               (iii The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by the within Agreement.

            (c Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Event of Default has occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

     5-6. Officers' Certificates.

            (a The Borrower shall cause the Borrower's President and Chief Financial Officer respectively to provide such PersZ12 on's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

               (i Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                         (A usual year end adjustments (this exception shall not
            be included in the Certificate which accompanies such annual statement).

                         (B Material Accounting Changes (in which event, such
            Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-10.

               (ii Indicate either that (x) no Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or


                                    .3.

       contemplated by the Borrower to be taken on account thereof.

               (iii Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-10 hereof.

            (b Unless and until the Lender gives notice to the Borrower, the requirements of this Section 5-6 shall be satisfied by the Borrower's causing of compliance with the cognate styled Section of the Tranche A Loan Agreement.

     5-7. Inventories, Appraisals, and Audits. Unless and until the Lender gives notice to the Borrower, the requirements of this Section 5-7 shall be satisfied by the Borrower's compliance with the cognate styled Section of the Tranche A Loan Agreement, and in all events, each of the limits (if any) on the number of events which may take place in any Twelve (12) month period, and each "cap" (if any) on costs and expenses for which the Borrower is obligated, as included in this Section 5-7 shall be applied as if the like event or payment of such costs and expenses, under such cognate styled Section of the Tranche A Loan Agreement had taken place or been made under this Section 5-7, it being the intention of the parties that the Borrower shall not be subjected to a doubling of the number of such events or of such costs and expenses by reason of the inclusion of such requirements in the Tranche A Loan Agreement and in this Section 5-7.

            (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower. The Borrower shall conduct not less than one (1) such count and/or inventory during any Twelve (12) month period, each of which counts and/or inventories shall be conducted by such inventory takers and shall employ such methodology as is acceptable to the Lender.

            (b Following the occurrence of any Suspension Event, the Borrower, upon the Agent's request, shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender.

            (c The Borrower shall permit the Lender to obtain appraisals of the Borrower's Inventory, conducted by such appraisers as are satisfactory to the Lender. Provided that no Suspension Event has occurred, the Borrower shall be obligated to reimburse the Lender for not more than the aggregate of (i) $55,000.00 of the fees charged, in any twelve (12) month period, plus (ii) reasonable out of pocket expenses. In the event that an Event of Default has occurred, the Borrower shall reimburse the Lender for the fees and expenses for each such appraisal without regard to the forgoing fee cap. The Lender shall provide the Borrower with a copy of each appraisal obtained pursuant to this
Section 5-7(c)promptly following receipt by the Lender. Notwithstanding any input which may be provided to the


                                    .34.

appraiser by or on behalf of the Lender in connection with the preparation of the subject appraisal and the conclusions and recommendations included therein, each such appraisal, conclusions, and recommendations, shall be deemed to have been prepared and provided by a Person which, as to the Lender, is an independent contractor.

            (d The Lender contemplates conducting Four (4) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any Twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such audits during such period. The fees and expenses for a routine audit (by which it is meant an audit in connection with which the Borrower has made available appropriate financial information and personnel to facilitate its completion in the ordinary course) for which the Borrower shall be obligated to reimburse the Lender shall not exceed $7,000.00. In the event that an Event of Default has occurred and/or in the event that the Borrower has not made available appropriate financial information and personnel to facilitate the completion of an audit in the ordinary course, the Borrower shall reimburse the Lender for the fees and expenses of the subject audit or audits without regard to the forgoing cap.

            (e The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping. Provided that no Suspension Event has occurred, the Borrower shall be obligated to reimburse the Lender for not more than an aggregate of $1,000.00 of the fees and expenses charged for such mystery shopping visits in any twelve (12) month period plus. In the event that an Event of Default has occurred, the Borrower shall reimburse the Lender for the fees and expenses of all such visits without regard to the forgoing cap.

     5-8. Additional Financial Information.

            (a In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

            (b The Borrower may provide the Lender, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

            (c In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended projection which shall go out, on a monthly basis, at least through the end of the then next fiscal year.

                                    .35.

            (d Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender.

            (e The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

     5-9. Coordination With Tranche A Agent.

            (a The Lender shall endeavor to coordinate the application of the financial reporting requirements included in the Loan Documents with those which are imposed upon the Borrower under the Tranche A Loan Documents, with a view towards the containment of compliance costs to, and avoidance of the imposition of redundant compliance burdens on, the Borrower on account of such financial reporting requirements imposed under the Tranche A Loan documents and those which are included herein.

            (b The Borrower hereby consents to and authorizes the Lender to provide the Tranche A Lender with copies of all financial statements, reports, analysis, inventory appraisals, field audits, and other materials received or developed by or for the Lender in the Lender's administration of the financial transaction contemplated by the Loan Documents and to share all information and opinions likewise received, developed, or reached by the Lender in such administration.

     5-10. Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBITS 5-10(A), and 5-10(B) annexed hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made. The Lender may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to the within Agreement) .

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL:

6-1.  Use of Inventory Collateral-1.Use of Inventory Collateral.

            (a    The Borrower shall not engage in any sale of the Inventory other than in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach


                                    .36.

of any provision of this Agreement.

            (b No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender .

     6-2. Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     6-3. Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors as the Borrower may reasonably deem to accord with the Borrower's business practices prior to January 1, 1998.

     6-4. Validity of Accounts.

            (a   The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

            (b   As of the date of this Agreement, the Borrower has no knowledge of any impairment of the validity or collectability of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

     6-5. Notification to Account Debtors. The Lender shall have the right at any time (after an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - GRANT OF SECURITY INTEREST:

     7-1. Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which is referred to herein as the "COLLATERAL"):

            (a   All Accounts and accounts receivable.


                                    .37.

                   (b   All Inventory.

                   (c   All General Intangibles.

                   (d   All Equipment.

                   (e   All Goods.

                   (f   All Fixtures.

                   (g   All Chattel Paper.


                   (h All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                   (i All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

                   (j All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(7-1(a) through 7-1(i)) or otherwise.

                   (k All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (7-1(a) through 7-1(i)), including the right of stoppage in transit.

                   (l   All Leasehold Interests.

     7-2. Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender .

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

     8-1. Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender, effective upon the occurrence of any Event of Default, as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

            (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                                    .38.

            (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

            (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

            (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

            (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

            (g) Use, license or transfer any or all General Intangibles of the Borrower.

 .

     8-2. No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 9 - EVENTS OF DEFAULT:


                                    .39.

     The occurrence of any event described in this Article 9 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 9-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     9-1. Failure to Pay Term Loan. The failure by the Borrower to pay any amount when due under the Term Loan.

     9-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Term Loan.

     9-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 9-1 or Section 9-2 hereof, and included in any of the following provisions hereof:


Section             Relates to            :
----------------------------------------------
4-5                     Location of Collateral
4-6                     Title to Assets
4-7                     Indebtedness
4-8                     Insurance Policies
4-13                    Pay taxes
4-22                    Affiliate Transactions
4-23                    Additional Assurances
6-1                     Use of Collateral
Article 5               Reporting Requirements and Financial Covenants


     9-4. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon Fifteen (15) days written notice by the Lender , to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 9-1, 9-2, or 9-3 hereof.

     9-5. Misrepresentation. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects


                                    .40.

when given.

     9-6. Acceleration of Other Debt. Breach of Lease.

            (a) The occurrence of any event such that any Indebtedness of the Borrower in excess of One Million Dollars ($1,000,000.00) to any creditor other than the Lender could be accelerated.

            (b) The occurrence of any event such that, without the consent of the Borrower, the Lease of any warehouse facility at which the Borrower's Inventory having a Cost of more than One Million Dollars ($1,000,000.00) is routinely stored, could be terminated.

            (c) The occurrence of any "Event of Default" within the meaning of the Tranche A Loan Agreement

     9-7. Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender or the subject Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

     9-8. Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to Collateral having a value of more than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

     9-9. Judgment.  Restraint of Business.

            (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

            (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within Thirty (30) days of its entry.

            (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     9-10. Business Failure. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's



                                    .41.

property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or more than a de minimus part of the Borrower's business or operations.

     9-11. Bankruptcy. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

     9-12. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     9-13. Default by Guarantor, Parent, or Related Entity.

            (a) The occurrence of any of the foregoing Events of Default with respect to the Parent, as if the Parent were the "Borrower" described therein.

            (b) The occurrence of an "Event of Default" or similar event under any agreement between the Parent and the Lender, including, without limitation, the Security Agreement of even date between the Parent and the Lender, each as amended from time to time.

     9-14. Termination of Guaranty. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

     9-15. Challenge to Loan Documents.

            (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to




                                    .42.

the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     9-16. Change in Control.

            (a) The Parent's not being the beneficial holder of all of the issued and outstanding capital stock of the Borrower.

            (b) Any Change in Control.

ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT:

     In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

     10-1. Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b) To take possession of all or any portion of the Collateral.

            (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                                    .43.

            (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     10-2. Sale of Collateral.

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

            (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

            (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

            (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

            (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 10 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

     10-3. Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 10, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may



                                    .44.

have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 10, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     10-4. Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     10-5. Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

     10-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the " LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



                                    .45.

ARTICLE 11 - NOTICES:

     11-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Term Loan) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:



If to the Lender:
                    Back Bay Capital, LLC
                    40 Broad Street
                    Boston, Massachusetts 02109
                    Attention :  Mr. Edward Siskin
                                 Director
                    Fax       :  617 434-4312

With a copy to:
                    Riemer & Braunstein
                    Three Center Plaza
                    Boston, Massachusetts  02108
                    Attention :  Richard B. Jacobs, Esquire
                    Fax       :  617 723-6831

If to the Borrower:
                    Factory Card Outlet of America, Ltd.
                    2727 Diehl Road
                    Naperville, Illinois 60563
                    Attention : Mr. Thomas W. Stoltz
                    Fax       : 630 579-2712

With a copy to:
                    Sonnenschein, Nath & Rosenthal
                    8000 Sears Tower
                    Chicago, Illinois 60606
                    Attention : Neal Aizenstein, Esquire and
                                Attorney Victoria Gilbert
                    Fax       : 312 876-7934


     11-2. Notice Given.

            (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

               (i) By mail: the sooner of when actually received or Five (5) days following deposit in the United States mail, postage prepaid.

               (ii) By recognized overnight express delivery: the Business Day following the


                                    .46.

      day when sent.

               (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

               (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 12 - MATURITY OF THE TERM LOAN:

     12-1. Maturity.   The Term Loan shall mature on the Maturity Date, on which
date, the Borrower shall pay the Lender:

            (a) The then unpaid principal balance of the Term Note and all accrued interest thereon (other than any such accrued interest as is evidence by a PIK Note or interest under a PIK Note).

            (b) Except as provided in Section 2-4(c)(iv), the unpaid principal balance of each PIK Note and all accrued interest thereon.

            (c) Any accrued but unpaid Collateral Monitoring Fees.

            (d) If the Maturity Date is after June 30, 1999, the Anniversary
Fee.


                                    .47.

ARTICLE 13 - GENERAL:

     13-1. Payments. The following rules shall apply to deposits and payments under and pursuant to this Agreement:

            (a) Funds shall be deemed to have been received on that Business Day on which notice of such receipt is available to the Lender by 2:00PM.

            (b) If notice of such receipt is not available to the Lender until after 2:00PM on a Business Day, such payment shall be deemed to have been made at 9:00AM on the then next Business Day.

            (c) All payments to the Lender are subject to clearance and collection.

     13-2. Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

     13-3. Successors, Assigns And Delegation of Authority.

            (a) The Lender, by written notice to the Borrower, may delegate the administration of the loan arrangement contemplated hereby to BankBoston Retail Finance Inc. or any other Affiliate of the Lender, in which event, until written notice by the Lender to the Borrower which terminates such delegation, such delegatee shall have all rights, powers, privileges and duties vested in or accorded to the Lender hereunder and shall be entitled to all benefits of the Lender hereunder.

            (b) This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     13-4. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity,


                                    .48.

legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     13-5. Amendments.  Course of Dealing.

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     13-6. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

     13-7. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for


                                    .49.

any deficiency remaining following such application.

     13-8. Lender's Costs and Expenses.

            (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Lender which relate to the credit facility contemplated hereby.

            (b) The Borrower shall pay on demand all costs and expenses (including attorneys' reasonable fees (and including, for such purpose, the reasonably allocated cost of a Lender's in-house counsel)) incurred by any Participant in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this or any other Loan Document following the occurrence of any Event of Default (including all such costs and expenses incurred by each Lender in connection with any "workout", forbearance, or restructuring regarding the Revolving Credit).

            (c) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to request that the Tranche A Agent advance the amount of such fees and advances under the "Revolving Credit" established under the Tranche A Loan Agreement and hereby instructs the Tranche A Agent to honor such request, even if the result is to cause the unpaid balance of the "Loan Account" thereunder to exceed the "Borrowing Base" as defined therein.

            (d) The undertaking on the part of the Borrower in this Section 13-8 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 13-8.

     (e) Prior to, or within a reasonable period after, the Lender's charging any cost or expense to the Borrower as provided in this Section 13-8, the Lender shall provide the Borrower with a copy of the invoice against which such cost or expense was so charged or other written explanation of such charge or expense.

     13-9. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not



                                    .50.

such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     13-10. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

     13-11. Consent to Jurisdiction.

            (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

            (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

            (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

            (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

            (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     13-12. Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, agent of, or independent contractor retained by, the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the



                                    .51.

Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the such Indemnified Person's selection, but at the expense of the Borrower) other than any claim by the Borrower directed against an Indemnified Person as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 13-12.

     13-13. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

           (a) Words in the singular include the plural and words in the plural include the singular.

           (b) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

           (c) The words "includes" and "including" are not limiting.

           (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

           (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

           (f) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

           (g) The words "may not" are prohibitive and not permissive.

           (h) The word "or" is not exclusive.

           (i) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

           (j) The symbol "$" refers to United States Dollars.


                                     .52.

            (k) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

            (l) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

            (m) Except as otherwise specifically provided, all references to time are to Boston time.

            (n) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

               (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

               (ii)   The word "from" means "from and including".

               (iii)  The words "to" and "until" each mean "to, but excluding".

               (iv)   The work "through" means "to and including".

            (o) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 13-14 hereof, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

     13-14. Intent. It is intended that:

            (a) This Agreement take effect as a sealed instrument.

            (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

            (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

            (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

     13-15. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower from the Lender or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or any from any Affiliate of the Lender or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Lender any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times



                                    .53.

constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time following the occurrence of any Event of Default (notice of which set off shall be given to the Borrower).

     13-16. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

     13-17. Waivers.

            (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 13-17(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

            (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

               (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

               (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

               (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

               (iv) Any claim to consequential, special, or punitive damages.






                                    .54.

                                            FACTORY CARD OUTLET OF AMERICA, LTD.
                                                                    ("BORROWER")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________



                                                           BACK BAY CAPITAL, LLC
                                                                      ("LENDER")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________




                                     .55.